CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to (1) the consolidated financial statements of Regency Energy Partners LP (the “Partnership”) dated November 14, 2006, appearing in the Current Report on Form 8-K of Regency Energy Partners LP dated November 14, 2006 (which report includes an explanatory paragraph related to the Partnership’s acquisition of TexStar Field Services, L.P. and its general partner, TexStar GP, LLC as acquisitions of entities under common control in a manner similar to a pooling of interests), (2) the combined financial statements of TexStar Field Services, L.P. and TexStar GP, LLC , dated October 23, 2006 appearing in Amendment No. 1 to the Current Report on Form 8-K/A dated October 25, 2006, and (3) the balance sheet of Regency GP LP as of December 31, 2005 included in Exhibit 99.1 in the Annual Report on Form 10-K of Regency Energy Partners LP.
/s/ Deloitte & Touche LLP
Dallas, Texas
January 17, 2007